UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

02B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

852-21141970

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 16, 2025, Future FinTech Group Inc. (the “Company”), through its wholly owned subsidiary Future Commercial Group Ltd. (the “Seller”), completed the disposition of 100% of the equity interests of Future Commercial Management (Hainan) Co., Ltd. (the “Subsidiary”) to Xi’an Yinshi Trading Co., Ltd. (the “Buyer”). The disposition was completed pursuant to a Share Transfer Agreement dated November 18, 2025 (the “Agreement”) among the Seller and the Buyer (the “Disposition”).

The assets disposed of consisted of all of the issued and outstanding equity interests of the Subsidiary, a PRC entity previously wholly owned and consolidated by the Company. Upon completion of the Disposition, the Subsidiary ceased to be a subsidiary of the Company.

The Buyer, Xi’an Yinshi Trading Co., Ltd., is an unaffiliated third party. The Buyer and its affiliates had no material relationship with the Company, the Seller, or any of their respective affiliates, directors, officers, or associates prior to entering into the Agreement, other than in respect of the Agreement.

Under the Agreement, the total purchase price for the Subsidiary is RMB 10,000,000, payable in two installments consisting of RMB 2,000,000 within ten days after execution of the Agreement and RMB 8,000,000 within twenty days following completion of closing procedures and the Buyer’s receipt of all documents required under the Agreement. In connection with the Disposition, the Buyer also agreed to assume and repay outstanding intra-group liabilities of the Subsidiary owed to other members of the Company’s consolidated group totaling RMB 65,872,300, consisting of amounts owed to Fengtongxiang Supply Chain (Chengdu) Co., Ltd. (RMB 18,000,000), Future Big Data (Chengdu) Co., Ltd. (RMB 1,500,000), Future Commercial Management Co., Ltd. (RMB 3,672,300) and FUCE Future Supply Chain (Xi’an) Co., Ltd. (RMB 42,700,000). All such creditor entities are subsidiaries directly controlled by Future FinTech (Hong Kong) Limited, which is wholly owned by the Company. Under the Agreement, the Seller is required to settle the intra-group liabilities within three years after closing, and any overdue amounts will accrue interest at 5% per annum.

No loans or financing arrangements were provided by the Company or its affiliates to the Buyer in connection with the Disposition, and no material relationship exists between the Buyer and the Company other than the transaction described above. Accordingly, Item 2.01(e) is not applicable.

The Company has determined that the Disposition does not involve a significant amount of assets for purposes of Item 2.01 of Form 8-K.

The foregoing description of the Share Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
2.1	Securities Transfer Agreement dated November 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: December 17, 2025	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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